Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 18, 2012)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 31, 2012 of $3,516,000 (or $.67 per share diluted) compared to net income of $3,026,300 (or $.58 per share diluted) in the first quarter of 2011.

John L. Morgan, Chairman and Chief Executive Officer, stated, “We are pleased with our performance during the first quarter.  Our results were driven by the growth of our franchising business and continued progress in building our leasing portfolio.”

Winmark Corporation creates, supports and finances business.  At March 31, 2012, there were 939 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, and Music Go Round®.  An additional 50 retail franchises have been awarded but are not open.  In addition, at March 31, 2012, the Company had a lease portfolio equal to $29.6 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,093,400	$9,020,100
Marketable securities	—	1,043,800
Receivables, net	1,282,400	1,316,200
Net investment in leases - current	11,465,300	11,746,900
Income tax receivable	—	116,500
Inventories	69,100	68,500
Prepaid expenses	437,400	362,000
Total current assets	15,347,600	23,674,000
Net investment in leases — long-term	18,096,700	18,102,000
Long-term investments, net	3,780,000	3,817,400
Property and equipment, net	1,384,000	1,474,800
Other assets	677,500	677,500
	$39,285,800	$47,745,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$12,100,000	$—
Accounts payable	1,269,800	1,460,300
Income taxes payable	58,200	—
Accrued liabilities	1,709,900	1,346,000
Discounted lease rentals	13,900	20,800
Rents received in advance	282,000	274,700
Deferred revenue	1,376,800	1,212,400
Deferred income taxes	3,487,900	3,464,800
Total current liabilities	20,298,500	7,779,000
Long-Term Liabilities:
Rents received in advance	194,500	269,400
Deferred revenue	847,300	844,300
Other liabilities	1,314,200	1,389,200
Deferred income taxes	2,607,100	2,355,100
Total long-term liabilities	4,963,100	4,858,000
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,075,954 and 4,987,643 shares issued and outstanding	1,565,800	629,800
Accumulated other comprehensive income	—	17,000
Retained earnings	12,458,400	34,461,900
Total shareholders’ equity	14,024,200	35,108,700
	$39,285,800	$47,745,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2012	March 26, 2011
REVENUE:
Royalties	$8,288,500	$7,052,800
Leasing income	2,392,100	3,235,000
Merchandise sales	709,800	501,400
Franchise fees	285,000	75,000
Other	158,000	240,700
Total revenue	11,833,400	11,104,900

COST OF MERCHANDISE SOLD	664,300	482,900

LEASING EXPENSE	239,800	518,700

PROVISION FOR CREDIT LOSSES	(53,000)	45,400

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,136,100	4,845,900
Income from operations	5,846,200	5,212,000

LOSS FROM EQUITY INVESTMENTS	(37,400)	(77,000)

INTEREST EXPENSE	(69,800)	(31,100)

INTEREST AND OTHER INCOME	46,300	17,200
Income before income taxes	5,785,300	5,121,100

PROVISION FOR INCOME TAXES	(2,269,300)	(2,094,800)

NET INCOME	$3,516,000	$3,026,300

EARNINGS PER SHARE - BASIC	$.70	$.61

EARNINGS PER SHARE - DILUTED	$.67	$.58

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,052,952	4,989,588

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,280,202	5,215,484